UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 26, 2017

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REV Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37999	26-3013415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

111 E. Kilbourn Avenue, Suite 2600, Milwaukee, WI 53202

(Address of principal executive offices and zip code)

(414) 290-0910

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 26, 2017, REV Group, Inc. (the “Company”) announced that its 2018 Annual Meeting of Stockholders will be held on Wednesday, March 7, 2018 at 10:00 a.m. local time, located at the Milwaukee Center at 111 E. Kilbourn Avenue, Milwaukee, Wisconsin 53202. The meeting will be the Company’s first annual meeting since becoming a public company in January 2017.

The deadline for the receipt of any qualified stockholder proposals, including for a nomination of directors, submitted pursuant to Rule 14a-8 under the Exchange Act, shall be not later than November 27, 2017 (which the Company believes is a reasonable time before it begins to print and distribute its proxy materials).

Additionally, stockholders who intend to present a stockholder proposal, including for a nomination of directors, at the 2018 Annual Meeting of Stockholders not intended to be included in the proxy materials must provide the Secretary of the Company with written notice of the proposal no later than the close of business on December 27, 2017.

Stockholder proposals must be received by the Secretary of the Company at 1441 Brickell Avenue, Suite 1007, Miami, Florida 33131. All proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in the Company’s bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REV Group, Inc.

Date: October 26, 2017	By:	/s/ Pamela S. Krop
Pamela S. Krop
General Counsel